UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

As previously reported by Harris Corporation (“Harris”) in its Current Report on Form 8-K filed February 27, 2012, the Board of Directors of Harris approved, on February 24, 2012, a plan to exit Harris’ cyber integrated solutions (“CIS”) operation that provided remote cloud hosting and to dispose of the related assets. The CIS operation was formerly part of Harris’ Integrated Network Solutions segment and is reported as discontinued operations beginning with Harris’ financial results for the third quarter of fiscal 2012.

In addition, as previously reported by Harris in its Current Report on Form 8-K filed May 1, 2012 separate from this Current Report on Form 8-K, the Board of Directors of Harris approved, on April 27, 2012, a plan to divest Broadcast Communications (part of Harris’ Integrated Network Solutions segment). Harris expects to report current and prior period financial results for Broadcast Communications as part of discontinued operations beginning with Harris’ financial results for the fourth quarter of fiscal 2012.

Consequently, Harris expects that its consolidated financial statements for periods ending on or after June 29, 2012 (including comparative prior period historical financial information) will reflect both the CIS operation and Broadcast Communications as discontinued operations. Harris is furnishing in Exhibit 99.1 to this Current Report on Form 8-K, for comparative purposes, unaudited pro forma historical results of operations data, for each of the first three quarters of fiscal 2012, the first three quarters of fiscal 2012, each quarter of fiscal 2011 and full fiscal 2011, in each case reflecting both the CIS operation and Broadcast Communications as discontinued operations. The information in Exhibit 99.1 is furnished herewith and is incorporated herein by reference. The information in this Current Report on Form 8-K, including Exhibit 99.1, should be read in conjunction with Harris’ Annual Report on Form 10-K for the fiscal year ended July 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2011, which reports have previously been filed with the U.S. Securities and Exchange Commission (“SEC”), and with Harris’ Current Report on Form 8-K filed May 1, 2012 with the SEC separate from this Current Report on Form 8-K.

Non-GAAP Financial Measures

Exhibit 99.1 includes non-GAAP financial measures, including operating income for the Integrated Network Solutions segment for each period presented excluding, as the case may be, the impact of pre-tax charges for integration and other costs associated with the acquisitions of CapRock Holdings, Inc. and its subsidiaries, including CapRock Communications, Inc. (collectively, “CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”), the terrestrial network infrastructure assets of the government business of Core180, Inc. (the “Core180 Infrastructure”) and Carefx Corporation (“Carefx”). A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Operating income for the Integrated Network Solutions segment for each period presented excluding, as the case may be, the impact of pre-tax charges for certain costs and expenses associated with the acquisitions of CapRock, Schlumberger GCS, the Core180 Infrastructure and Carefx, is a financial measure that is not defined by GAAP and should be viewed in addition to, and not in lieu of, operating income for the Integrated Network Solutions segment and other financial measures on a GAAP basis. Harris has included in Exhibit 99.1 a reconciliation of non-GAAP financial measures disclosed in Exhibit 99.1 to the most directly comparable GAAP financial measure.

Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

99.1	Unaudited Pro Forma Historical Results of Operations Data, Revised for Discontinued Operations (furnished pursuant to Item 2.02 and Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Gary L. McArthur
Name: Gary L. McArthur
Title: Senior Vice President and Chief Financial Officer

Date: May 1, 2012

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

99.1	Unaudited Pro Forma Historical Results of Operations Data, Revised for Discontinued Operations (furnished pursuant to Item 2.02 and Item 7.01).